Exhibit 99.1

Stifel Reports Third Quarter 2026 Results

ST. LOUIS, MO, October 21, 2026 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.43 billion for the three months ended September 30, 2026, compared with $1.43 billion a year ago. Net income available to common shareholders was $224.8 million, or $1.40 per diluted common share, compared with $202.1 million, or $1.22 per diluted common share (1) for the third quarter of 2025. Non-GAAP net income available to common shareholders was $234.1 million, or $1.46 per diluted common share for the third quarter of 2026.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel is on track for another record year, with year-to-date revenue of $4.3 billion up 9%, core earnings per share of $4.33 up 22%, and return on tangible common equity of 24.1%. The investments we’ve made in our business continued to drive operating efficiencies, as we delivered our highest ever third quarter earnings per share of $1.46, up 12% versus the prior year, on net revenue of $1.43 billion. I am optimistic about our outlook, as Stifel’s diversified business model, recurring revenue stream, and disciplined capital management position us to keep compounding value for shareholders.”

Highlights

The Company reported net revenues of $1.43 billion, the second best third quarter in its history, driven by higher asset management revenues and net interest income.

Non-GAAP net income available to common shareholders of $1.46 per diluted common share, the best third quarter in its history.

Asset management revenues increased 14% over the year-ago quarter.

Net interest income increased 9% over the year ago quarter.

Bank loans increased 21% over the year ago quarter.

Client assets of $576.5 billion, up 6% over the year-ago quarter.

Over the last twelve months, recruited trailing twelve-month production totaled approximately $19 million.

Non-GAAP pre-tax margin of 22.5%.

Annualized return on tangible common equity (ROTCE) (6) of 23.9%.

Tangible book value per common share (9) of $26.05, up 12% from prior year.

The Company repurchased $124.0 million, or 1.6 million shares, of its outstanding common stock during the third quarter at an average price of $76.95.

Announced strategic investment in Meow Technologies.

Financial Summary (Unaudited)

(000s)	3Q 2026	3Q 2025	9m 2026	9m 2025

GAAP Financial Highlights:

Net revenues	$1,426,211	$1,429,396	$4,355,176	$3,969,151

Net income (2)	$224,823	$202,051	$684,078	$391,457

Diluted EPS (1) (2)	$1.40	$1.22	$4.23	$2.37

Comp. ratio	57.0%	58.8%	57.3%	59.1%

Non-comp. ratio	21.3%	21.2%	21.2%	26.7%

Pre-tax margin	21.7%	20.0%	21.5%	14.2%

Non-GAAP Financial Highlights:

Net revenues	$1,429,077	$1,429,398	$4,323,903	$3,969,231

Net income (2) (3)	$234,096	$214,419	$700,872	$454,281

Diluted EPS (1) (2) (3)	$1.46	$1.30	$4.33	$2.76

Comp. ratio (3)	56.6%	58.0%	57.0%	58.0%

Non-comp. ratio (3)	20.9%	20.8%	20.9%	25.9%

Pre-tax margin (4)	22.5%	21.2%	22.1%	16.1%

ROCE (5)	17.4%	17.0%	17.5%	12.2%

ROTCE (6)	23.9%	24.3%	24.1%	17.3%

Global Wealth Management (assets and loans in millions)

Net revenues	$980,293	$907,440	$2,868,950	$2,603,630

Pre-tax net income	$374,408	$342,650	$1,066,970	$775,111

Total client assets (7)	$576,482	$544,010

Fee-based client assets (7)	$239,661	$219,178

Bank loans (8)	$26,065	$21,635

Institutional Group

Net revenues	$430,281	$500,435	$1,406,233	$1,305,143

Equity	$282,574	$296,677	$915,506	$753,037

Fixed Income	$147,707	$203,758	$490,727	$552,106

Pre-tax net income	$76,261	$89,291	$266,348	$177,762

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271-3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $980.3 million for the three months ended September 30, 2026, compared with $907.4 million during the third quarter of 2025. Pre-tax net income was $374.4 million compared with $342.7 million in the third quarter of 2025.

Highlights

Client assets of $576.5 billion, up 6% over the year-ago quarter, which included $10.2 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Fee-based client assets of $239.7 billion, up 9% over the year-ago quarter, which included $4.8 billion of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

Over the last twelve months, recruited trailing twelve-month production totaled approximately $19 million.

Net revenues increased 8% from a year ago:

Transactional revenues decreased 3% over the year-ago quarter, reflecting a decrease in client activity.

Asset management revenues increased 14% over the year-ago quarter, reflecting higher asset values due to improved market conditions and net new asset growth.

Net interest income increased 11% over the year-ago quarter primarily driven by balance sheet growth, partially offset by lower interest rates.

Total Expenses:

Compensation expense as a percentage of net revenues increased modestly to 48.8% primarily driven by higher revenue-related compensation, partially offset by revenue growth.

Provision for credit losses decreased from a year ago primarily as a result of a modest improvement in macroeconomic conditions, partially offset by loan growth in the retained portfolio and specific reserves on individual credits.

Non-compensation operating expenses as a percentage of net revenues decreased to 13.0% primarily attributable to lower litigation-related expenses, a decrease in the provision for credit losses, and revenue growth over the year-ago quarter.

Summary Results of Operations

(000s)	3Q 2026	3Q 2025

Net revenues	$980,293	$907,440

Transactional revenues	196,213	203,078

Asset management	492,123	431,363

Net interest income	284,583	257,327

Investment banking	6,731	6,529

Other income	643	9,143

Total expenses	$605,885	$564,790

Compensation expense	478,877	441,626

Provision for credit losses	7,926	8,316

Non-comp. operating expenses	119,082	114,848

Pre-tax net income	$374,408	$342,650

Compensation ratio	48.8%	48.7%

Non-compensation ratio	13.0%	13.5%

Pre-tax margin	38.2%	37.8%

Stifel Financial Corp. | Page 2

Institutional Group

Institutional Group reported net revenues of $430.3 million for the three months ended September 30, 2026, compared with $500.4 million during the third quarter of 2025. Pre-tax net income was $76.3 million compared with $89.3 million in the third quarter of 2025.

Highlights

Investment banking revenues decreased 6% from a year ago:

Advisory revenues decreased 4% from the year-ago quarter, driven by lower levels of completed advisory transactions.

Equity capital raising revenues decreased 13% from the year-ago quarter, driven by lower volumes and smaller deal sizes.

Fixed income capital raising revenues decreased 2% over the year-ago quarter primarily driven by lower bond issuances.

Fixed income transactional revenues decreased 34% from a year ago:

Fixed income transactional revenues were impacted by widening credit spreads, increased market volatility, and lower realized trading gains during the quarter.

Equity transactional revenues decreased 29% from a year ago:

Equity transactional revenues were impacted by lower realized trading gains, a decline in trading volumes over the year-ago quarter and the restructuring of our European Equities business, which resulted in a $7 million reduction in equity transactional revenues year over year.

Total Expenses:

Compensation expense as a percentage of net revenues decreased to 58.7% primarily attributable to lower revenue-related compensation due to a decline in revenues from the year ago quarter.

Non-compensation operating expenses as a percentage of net revenues increased to 23.6% primarily attributable to a decline in revenues from the year ago quarter.

Summary Results of Operations

(000s)	3Q 2026	3Q 2025

Net revenues	$430,281	$500,435

Investment banking	299,472	316,954

Advisory	173,017	179,270

Equity capital raising	68,556	78,765

Fixed income capital raising	57,899	58,919

Fixed income transactional	80,472	122,567

Equity transactional	41,195	58,306

Other	9,142	2,608

Total expenses	$354,020	$411,144

Compensation expense	252,656	297,106

Non-comp. operating expenses	101,364	114,038

Pre-tax net income	$76,261	$89,291

Compensation ratio	58.7%	59.4%

Non-compensation ratio	23.6%	22.8%

Pre-tax margin	17.7%	17.8%

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Other Matters

Highlights

Total assets increased $3.6 billion, or 9%, from the year-ago quarter.

Over the last twelve months, the Company repurchased $564.4 million, or 7.3 million shares, of its outstanding common stock at an average price of $77.05.

Weighted average diluted shares outstanding decreased primarily due to share repurchases.

The Board of Directors declared a $0.34 quarterly dividend per share, payable on September 15, 2026, to common shareholders of record on September 1, 2026.

The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock, payable on September 15, 2026, to shareholders of record on September 1, 2026.

	3Q 2026	3Q 2025

Common stock repurchases (1)

Repurchases (000s)	$124,005	$33,086

Number of shares (000s)	1,612	438

Average price	$76.95	$75.57

Period end shares (000s)	150,061	152,922

Weighted average diluted shares outstanding (000s)	160,145	165,087

Effective tax rate	24.4%	26.1%

Stifel Financial Corp. (10)

Tier 1 common capital ratio	`14.5%	14.8%

Tier 1 risk-based capital ratio	17.0%	17.6%

Tier 1 leverage capital ratio	10.8%	11.1%

Tier 1 capital (MM)	$4,665	$4,267

Risk weighted assets (MM)	$27,450	$24,235

Average assets (MM)	$43,060	$38,332

Quarter end assets (MM)	$45,282	$41,687

Agency	Rating	Outlook

Fitch Ratings	BBB+	Stable

S&P Global Ratings	BBB	Stable

Conference Call Information

Stifel Financial Corp. | Page 4

Stifel Financial Corp. will host its third quarter 2026 financial results conference call on Wednesday, October 21, 2026, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (800) 330-6710 and referencing conference ID 9806728. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a diversified financial services firm providing wealth management, commercial and investment banking, trading, and research services to individuals, institutions, and municipalities. Founded in 1890 and headquartered in St. Louis, Missouri, the firm operates more than 400 offices across the United States and in major global financial centers. As a firm where success meets success, Stifel works closely with retail and institutional clients aiming to transform opportunities into achievement. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended

(000s, except per share amounts)	9/30/2026	9/30/2025	% Change	6/30/2026	% Change	9/30/2026	9/30/2025	% Change

Revenues:

Commissions	$ 200,756	$ 206,075	(2.6)	$ 221,462	(9.3)	$ 630,052	$ 600,414	4.9

Principal transactions	117,124	177,876	(34.2)	140,091	(16.4)	407,436	492,139	(17.2)

Investment banking	306,203	323,483	(5.3)	331,954	(7.8)	979,569	794,885	23.2

Asset management	492,163	431,399	14.1	456,630	7.8	1,408,250	1,244,548	13.2

Other income	8,299	14,228	(41.7)	12,549	(33.9)	76,527	28,499	168.5

Operating revenues	1,124,545	1,153,061	(2.5)	1,162,686	(3.3)	3,501,834	3,160,485	10.8

Interest revenue	510,624	481,504	6.0	476,093	7.3	1,437,766	1,434,192	0.2

Total revenues	1,635,169	1,634,565	0.0	1,638,779	(0.2)	4,939,600	4,594,677	7.5

Interest expense	208,958	205,169	1.8	187,975	11.2	584,424	625,526	(6.6)

Net revenues	1,426,211	1,429,396	(0.2)	1,450,804	(1.7)	4,355,176	3,969,151	9.7

Non-interest expenses:

Compensation and benefits	813,494	839,820	(3.1)	833,018	(2.3)	2,494,846	2,346,976	6.3

Non-compensation operating expenses	303,092	303,530	(0.1)	318,348	(4.8)	925,195	1,058,945	(12.6)

Total non-interest expenses	1,116,586	1,143,350	(2.3)	1,151,366	(3.0)	3,420,041	3,405,921	0.4

Income before income taxes	309,625	286,046	8.2	299,438	3.4	935,135	563,230	66.0

Provision for income taxes	75,482	74,675	1.1	72,961	3.5	223,096	143,812	55.1

Net income	234,143	211,371	10.8	226,477	3.4	712,039	419,418	69.8

Preferred dividends	9,320	9,320	0.0	9,321	(0.0)	27,961	27,961	0.0

Net income available to common shareholders	$224,823	$202,051	11.3	$217,156	3.5	$684,078	$391,457	74.8

Earnings per common share: (1)

Basic	$1.48	$1.31	13.0	$1.41	5.0	$4.45	$2.52	76.6

Diluted	$1.40	$1.22	14.8	$1.34	4.5	$4.23	$2.37	78.5

Cash dividends declared per common share (1)	$0.34	$0.31	9.7	$0.34	0.0	$1.02	$0.93	9.7

Weighted average number of common shares outstanding: (1)

Basic	151,956	154,679	(1.8)	154,234	(1.5)	153,889	155,603	(1.1)

Diluted	160,145	165,087	(3.0)	161,631	(0.9)	161,744	164,877	(1.9)

Stifel Financial Corp. | Page 6

Non-GAAP Financial Measures (11)

	Three Months Ended		Nine Months Ended

(000s, except per share amounts)	9/30/2026	9/30/2025	9/30/2026	9/30/2025

GAAP net income	234,143	$211,371	712,039	$419,418

Preferred dividend	9,320	9,320	27,961	27,961

Net income available to common shareholders	224,823	202,051	684,078	391,457

Non-GAAP adjustments:

Net revenue adjustments (12) (13)	2,866	2	(31,273)	80

Merger-related (14)	8,219	12,676	50,090	45,635

Restructuring and severance (15)	1,174	4,065	3,504	31,106

Provision for income taxes (16)	(2,986)	(4,375)	(5,527)	(13,997)

Total non-GAAP adjustments	9,273	12,368	16,794	62,824

Non-GAAP net income available to common shareholders	$234,096	$214,419	$700,872	$454,281

Weighted average diluted shares outstanding (1)	160,145	165,087	161,744	164,877

GAAP earnings per diluted common share (1)	$1.46	$1.28	$4.41	$2.53

Non-GAAP adjustments (1)	0.06	0.08	0.10	0.39

Non-GAAP earnings per diluted common share (1)	$1.52	$1.36	$4.51	$2.92

GAAP earnings per diluted common share available to common shareholders (1)	$1.40	$1.22	$4.23	$2.37

Non-GAAP adjustments (1)	0.06	0.08	0.10	0.39

Non-GAAP earnings per diluted common share available to common shareholders (1)	$1.46	$1.30	$4.33	$2.76

Stifel Financial Corp. | Page 7

GAAP to Non-GAAP Reconciliation (11)

	Three Months Ended		Nine Months Ended

(000s)	9/30/2026	9/30/2025	9/30/2026	9/30/2025

GAAP net revenues	$1,426,211	$1,429,396	$4,355,176	$3,969,151

Non-GAAP adjustments:

Gain on sale of business (12)	2,866	—	(44,418)	—

Litigation-related and other (13)	—	2	13,145	80

Total non-GAAP adjustments	2,866	2	(31,273)	80

Non-GAAP net revenues	$1,429,077	$1,429,398	$4,323,903	$3,969,231

GAAP compensation and benefits	$813,494	$839,820	$2,494,846	$2,346,976

As a percentage of net revenues	57.0%	58.8%	57.3%	59.1%

Non-GAAP adjustments:

Merger-related (14)	(3,463)	(6,704)	(25,226)	(13,706)

Restructuring and severance (15)	(1,174)	(4,065)	(3,504)	(31,106)

Total non-GAAP adjustments	(4,637)	(10,769)	(28,730)	(44,812)

Non-GAAP compensation and benefits	$808,857	$829,051	$2,466,116	$2,302,164

As a percentage of non-GAAP net revenues	56.6%	58.0%	57.0%	58.0%

GAAP non-compensation expenses	$303,092	$303,530	$925,195	$1,058,945

As a percentage of net revenues	21.3%	21.2%	21.2%	26.7%

Non-GAAP adjustments:

Merger-related (14)	(4,756)	(5,972)	(24,864)	(31,929)

Non-GAAP non-compensation expenses	$298,336	$297,558	$900,331	$1,027,016

As a percentage of non-GAAP net revenues	20.9%	20.8%	20.9%	25.9%

Total adjustments before income taxes	$12,259	$16,743	$22,321	$76,821

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Footnotes

(1)	All share and per share information has been retroactively adjusted to reflect the February 2026 three-for-two stock split.

(2)	Represents available to common shareholders.

(3)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(5)

Return on average common equity (“ROCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average common shareholders’ equity.

(6)

Return on average tangible common equity (“ROTCE”), a non-GAAP financial measure, is calculated by dividing full year or annualized net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets were $95.0 million and $87.2 million as of September 30, 2026, and 2025, respectively.

(7)

Total client assets and fee-based client assets as of September 30, 2025, include $10.2 billion and $4.8 billion, respectively, of client assets from the Stifel Independent Advisors business that was sold on February 2, 2026.

(8)	Includes loans held for sale.

(9)

Tangible book value per common share, a non-GAAP financial measure, represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(10)	Capital ratios are estimates at the time of the Company’s earnings release, October 21, 2026.

(11)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” during its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(12)	Gain recognized on the sale of Stifel Independent Advisors, LLC during the first quarter of 2026.

(13)	Primarily related to prejudgment interest recognized on legal matters.

(14)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(15)	The Company recorded severance costs associated with workforce reductions in certain of its foreign subsidiaries.

(16)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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